UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: September 18, 2008

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for July and August and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  September 18, 2008

AMR EAGLE EYE
September 18, 2008

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s potential need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

This Eagle Eye provides updated guidance for the third quarter and the full year 2008.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  Third quarter mainline unit revenue is expected to increase between 9.5% and 10.5% year over year.  Third quarter consolidated unit revenue is expected to increase between 9.4% and 10.4%.  In total, Cargo and Other Revenue is anticipated to increase substantially relative to third quarter 2007.

Liquidity:  We expect to end the third quarter with a cash and short-term investment balance of approximately $4.9 billion, including approximately $455 million in restricted cash and short-term investments.

Eric Briggle
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
3Q08: Hedged on approximately 39% of consumption at an average cap of $3.11/gallon jet fuel equivalent.
FY08: Hedged on approximately 37% of consumption at an average cap of $2.77/gallon jet fuel equivalent.

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption (based on 9/5/08 forward curve)

	Actual			Forecast
	Jul	Aug	Sep	3Q08	2008
Fuel Price (dollars/gal)	3.79	3.57	3.25	3.55	3.17
Fuel Consumption (MM gals)	264.8	263.2	234.9	762.9	2,983.6

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual			Forecast
	Jul	Aug	Sep	3Q08	2008
AMR Cost per ASM	14.94	14.45	14.46	14.62	14.76
AMR Cost per ASM (ex-special items) 1/ 2/	14.89	14.40	14.38	14.56	14.08
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	8.49	8.41	8.87	8.58	8.71

American Mainline Cost per ASM
	Actual			Forecast
	Jul	Aug	Sep	3Q08	2008
AA Cost per ASM	14.24	13.81	13.76	13.94	14.05
AA Cost per ASM (ex-special items) 1/ 2/	14.19	13.75	13.67	13.88	13.31
AA Cost per ASM (ex-fuel and special items) 1/ 2/	7.96	7.89	8.33	8.05	8.09

Notes:
3Q08 and FY2008 unit cost estimates incorporate effects of capacity reductions as announced in the second quarter.  The increase in ex-fuel unit cost versus prior guidance is primarily due to cost headwinds associated with reduced capacity.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ Special items include aircraft and severance charges associated with announced capacity reductions, expected to total approximately $27 million for the third quarter.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual			Forecast
	Jul	Aug	Sep	3Q08	2008
ASMs	14,526	14,565	12,859	41,950	163,619
Domestic	9,018	9,048	7,971	26,037	101,805
International	5,508	5,517	4,888	15,913	61,814

Traffic	12,466	12,164	9,845	34,474	132,911

Regional Affiliate Operations
	Actual			Forecast
	Jul	Aug	Sep	3Q08	2008
ASMs	1,159	1,126	1,018	3,303	12,652

Traffic	852	786	649	2,288	8,995

Below the Line Income/Expenses

Total Other Income(Expense) is estimated at ($143) million in the third quarter of 2008. 1/

Notes:	1/ Excludes gain from the sale of American Beacon Advisors.

AMR EAGLE EYE

Share Count (millions)

3Q08
Earnings	Basic	Diluted
Over $67 million	258	296
$50-$66 million	258	281
$0-$49 million	258	268
Loss	258	258

FY2008
Earnings	Basic	Diluted
Over $268 million	259	296
$199-$267 million	259	281
$0-$198 million	259	269
Loss	259	259

Reconciliation to GAAP

		Actual			Forecast
		Jul	Aug	Sep	3Q08	2008
Cents
AMR CASM		14.94	14.45	14.46	14.62	14.76
Less Special Items CASM		0.05	0.05	0.08	0.06	0.68
AMR CASM Excluding Special Items		14.89	14.40	14.38	14.56	14.08

Less Fuel CASM		6.40	5.99	5.51	5.98	5.37
AMR CASM Excluding Fuel and Special Items		8.49	8.41	8.87	8.58	8.71

		Actual			Forecast
		Jul	Aug	Sep	3Q08	2008
Cents
AA CASM		14.24	13.81	13.76	13.94	14.05
Less Special Items CASM		0.05	0.06	0.09	0.06	0.74
AA CASM Excluding Special Items		14.19	13.75	13.67	13.88	13.31

Less Fuel CASM		6.23	5.86	5.34	5.83	5.22
AA CASM Excluding Fuel and Special Items		7.96	7.89	8.33	8.05	8.09